Exhibit 10.3

FORM OF EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of                               , 2010, by and among National Beef, Inc., a Delaware corporation (“National Beef”), U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB”), NBPCo Holdings, LLC, a South Dakota limited liability company (“NBPCo Holdings”), TKK Investments, LLC, a Missouri limited liability company (“TKK”), and TMKCo, LLC, a Missouri limited liability company (“TMKCo”, and together with TKK, the “Klein Entities”).

WHEREAS, National Beef intends to consummate an initial public offering (the “IPO”) of shares of its Class A common stock (the “Class A Common Stock”);

WHEREAS, in connection with the IPO, National Beef will purchase from National Beef Packing Company, LLC, a Delaware limited liability company (“NBP LLC”), and the Members of NBP LLC, units of NBP LLC;

WHEREAS, USPB, NBPCo Holdings, and the Klein Entities (collectively, the “Members”) will own the balance of the outstanding units of NBP LLC;

WHEREAS, National Beef believes that it is in its best interests to increase its ownership of units of NBP LLC over time and agrees to permit the Members to transfer their units of NBP LLC to National Beef from time to time in exchange for the consideration specified herein;

WHEREAS, the parties hereto desire that this Agreement govern the terms and conditions for the exchange of certain NBP LLC units (the “NBP LLC Units”) for Class A Common Stock, cash, or a combination of both, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.                                Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Kansas City, Missouri are authorized or required by law to close.

“Fair Market Value” means, with respect to the Class A Common Stock, the average per share closing price of the Class A Common Stock for the ten (10) days on which the relevant market was open for trading immediately preceding the Quarterly Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Common Stock is then traded or listed, as reported by the Wall Street Journal.  If the per share closing price of the

Class A Common Stock cannot be ascertained in accordance with the preceding sentence, then the Fair Market Value shall be determined by an independent third party appraisal firm selected by the National Beef Audit Committee (or another committee of National Beef consisting solely of independent directors).

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of National Beef.

“Quarterly Exchange Date” means the date that is the first day of any Quarter.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by National Beef to act as registrar and transfer agent for the Class A Common Stock.

ARTICLE II

EXCHANGE OF NBP LLC UNITS

Section 2.1.                                Exchange of NBP LLC Units.

(a)                                  Beginning with the first Quarter following the date that is one hundred eighty (180) days after the date of this Agreement, and subject to adjustment as provided in this Agreement, each Member shall be entitled on any Quarterly Exchange Date to surrender all or a portion of the NBP LLC Units held by it in exchange for either (at the option of National Beef): (i) the delivery by National Beef of a number of shares of Class A Common Stock equal to the number of NBP LLC Units surrendered (with such 1 to 1 exchange ratio subject to adjustment pursuant to Section 2.3 below); (ii) cash in an amount equal to the Fair Market Value of the Class A Common Stock a Member would receive pursuant to (i) above; or (iii) a combination of Class A Common Stock and cash (any such exchange, an “Exchange”); provided that, any such Exchange must be for a minimum of the lesser of (I) 100 NBP LLC Units; or (II) all of the NBP LLC Units held by such Member.

(b)                                 On the Quarterly Exchange Date (and in accordance with the terms of this Agreement): (i) the relevant NBP LLC Units shall be surrendered for Exchange; (ii) all rights of the transferring Member as holder of such NBP LLC Units shall cease; (iii) such Member shall be treated for all purposes as having become the record holder of the issued Class A Common Stock, if any; (iv) the Member’s right to receive cash, if any, shall vest with the Member; and (v) the relevant shares of the Member’s Class B Common Stock shall be surrendered to National Beef.

Section 2.2.                                Exchange Procedures.

(a)                                  A Member may exercise the right to exchange NBP LLC Units set forth in Section 2.1(a) above by providing to National Beef a written notice of Exchange, substantially in the form of Exhibit A hereto (the “Exchange Notice”), at least ten (10) days prior to the Quarterly Exchange Date for the applicable Quarter or within such shorter period of time as may be agreed by National Beef and the exchanging Member.  The Exchange Notice shall be duly executed by such Member and delivered in accordance with Section 3.2 of this Agreement.  At least three (3) Business Days prior to the Quarterly Exchange Date, National Beef shall give written notice (the “Option Notice”) to the exchanging Member of its intended settlement method; provided that, if National Beef does not timely deliver an Option Notice, National Beef shall be deemed to have elected to pay the consideration entirely in Class A Common Stock.  The exchanging Member may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to National Beef within two (2) Business Days after delivery of the Option Notice (or, if no Option Notice is delivered, one (1) Business Day prior to the Exchange Date).  The timely delivery of a Retraction Notice shall terminate all of the exchanging Member’s and National Beef’s rights and obligations under this Agreement arising from the Exchange Notice and the NBP LLC Units subject to such retracted Exchange shall remain beneficially owned by such Member and subject to the terms and conditions of this Agreement.

(b)                                 Each Member beneficially owning the NBP LLC Units that are subject to Exchange pursuant to Section 2.1(a) above shall execute and deliver on or before the Quarterly Exchange Date a written assignment and acceptance agreement with respect to such NBP LLC Units, in a form reasonably acceptable to National Beef.

(c)                                  In addition to the NBP LLC Units exchanged pursuant to this Agreement, each exchanging Member shall surrender to National Beef, for no additional consideration, a number of shares of National Beef ‘s Class B common stock (the “Class B Common Stock”) equal to the number of NBP LLC Units transferred by the Member on such Quarterly Exchange Date, all subject to adjustment consistent with Section 2.3.  To effect such surrender, the exchanging Member shall execute and deliver on or before the Quarterly Exchange Date a written stock power in a form reasonably acceptable to National Beef surrendering such Class B Common Stock.

(d)                                 As promptly as practicable following the surrender for Exchange of NBP LLC Units, National Beef shall deliver or cause to be delivered, as applicable: (i) to the exchanging Member, or to the office of the Transfer Agent, the number of shares of Class A Common Stock issuable upon such Exchange, issued in the name of the exchanging Member; and (ii) to the exchanging Member, the cash due pursuant to this Agreement.

(e)                                  Each certificate of Class A Common Stock issued pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(f)                                    The parties hereto acknowledge and agree that National Beef’s determination hereunder of the settlement method (i.e., stock, cash or a combination thereof) for the Exchange shall be made by the Audit Committee of National Beef (or another committee of National Beef consisting solely of independent directors).

Section 2.3.                                Splits, Distributions and Reclassifications.   The exchange ratio set forth in Section 2.1(a) shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the NBP LLC Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (2) any subdivision (by split, distribution, dividend, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the NBP LLC Units.

Section 2.4.                                Class A Common Stock to be Issued.   National Beef shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude National Beef from satisfying its obligations in respect of the Exchange of the NBP LLC Units by delivery of Class A Common Stock which is held in the treasury of National Beef.

Section 2.5.                                Tax Matters.  The delivery of Class A Common Stock upon Exchange of NBP LLC Units shall be made without charge to the exchanging Member for any stamp or other similar tax in respect of such issuance.  The parties shall report an Exchange consummated pursuant to this Agreement as a taxable sale of NBP LLC Units by the exchanging Member to National Beef and no party shall take a contrary position on any tax return.  At the time of an Exchange, the consideration paid for the exchanged NBP LLC Units shall be allocated among the assets of NBP LLC (and any subsidiary of NBP LLC that is a flow-thru or disregarded entity for U.S. federal income tax purposes) in accordance with Sections 755 and 743(b) of the Code and the Treasury Regulations promulgated thereunder, as reasonably determined by the manager of NBP LLC.

Section 2.6.                                Consideration for Exchange.  The parties hereto acknowledge and agree that the consideration paid by National Beef to the Members pursuant to the Tax Receivable Agreement by and among National Beef and the Members shall serve as a portion of the consideration for the Exchanges contemplated hereunder.

Section 2.7.    Member Representations.  Each Member issued Class A Common Stock pursuant to this Agreement hereby severally represents and warrants that, as of each Quarterly Exchange Date upon which a Member is issued Class A Common Stock, that: (a) it is acquiring the Class A Common Stock issued in accordance with this Agreement for its own account with the present intention of holding such stock for purposes of investment, and that it has no intention of selling such stock in a public distribution in violation of any federal or state securities laws; (b) it is a sophisticated party for purposes of applicable federal and state securities laws and regulations; (c) it believes that it has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in National Beef; (d) it is able to bear the economic risks of an investment in the Class A Common Stock and could afford a complete loss of such investment; (e) the execution, delivery and performance of this Agreement by such Member does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Member is subject; and (f) the NBP LLC Units surrendered in connection with such Exchange are owned by the Exchanging Member, free and clear from all liens and encumbrances.

ARTICLE III
GENERAL PROVISIONS

Section 3.1.                                Amendment.  The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the parties hereto.

Section 3.2.                                Addresses and Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by recognized overnight delivery service, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)	If to National Beef, to:	National Beef, Inc. 12200 Ambassador Drive, 5th Floor Kansas City, MO 64163 Attention: General Counsel Fax: (816) 713-8889

With a copy to:		Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention: John Sabl and Paul Choi
Fax: (312) 853-7036

(b)	If to USPB, to:	U.S. Premium Beef, LLC
P.O. Box 20103
Kansas City, MO 64195
Attention: Steven D. Hunt
Fax: (816) 713-8810

With a copy to:		Stoel Rives LLP
33 South Sixth Street, Suite 4200
Minneapolis, MN 55402
Attention: Mark J. Hanson
Fax: (612) 373-8881

(c)	If to NBPCo, to:	NBPCo Holdings, LLC
891 Two Rivers Drive
Dakota Dunes, SD 57049
Attention: Rich Jochum
Fax: (605) 217-8001

With a copy to:		Koley Jessen P.C., LLO
1125 S 103rd Street, Suite 800
Omaha, NE 68124
Attention: Michael M. Hupp and
Matthew Maser
Fax: (402) 390-9005

(d)	If to the Klein Entities, to:	TKK Investments, LLC
TMKCo, LLC
10217 Hwy 92
Kearney, MO 64060
Attention: Timothy M. Klein
Fax: (816) 713-8852

Section 3.3.                                Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4.                                Binding Effect.  This Agreement shall be binding upon and inure to the benefit of all of the parties and their successors, executors, administrators, heirs, legal representatives and assigns. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 3.5.                                Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6.                                Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.7.                                Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8.                                Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.8.

Section 3.9.                                Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

NATIONAL BEEF, INC.

By:
Name:
Title:

U.S. PREMIUM BEEF, LLC

By:
Name:
Title:

NBPCO HOLDINGS, LLC

By:
Name:
Title:

TKK INVESTMENTS, LLC

By:
Name:
Title:

TMKCo, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF
NOTICE OF EXCHANGE

National Beef, Inc.

12200 Ambassador Drive, 5th Floor

Kansas City, MO  64163

Attention:  General Counsel

Fax:  (816) 713-8889

Reference is hereby made to the Exchange Agreement, dated as of                                 , 2010 (the “Exchange Agreement”), among National Beef, Inc., U.S. Premium Beef, LLC, NBPCo Holdings, LLC, TKK Investments, LLC, and TMKCo, LLC, as amended from time to time.  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

(the “Exchanging Member”) desires to Exchange the number of NBP LLC Units set forth below.

Number of NBP LLC Units to be Exchanged:

The Exchanging Member hereby: (1) affirms and gives the representations set forth in Section 2.7 of the Exchange Agreement; (2) gives notice of its desire to Exchange such NBP LLC Units for [Class A Common Stock] as set forth in the Exchange Agreement, (3) irrevocably constitutes and appoints any officer of National Beef as its attorney, with full power of substitution, to Exchange said NBP LLC Units on the books of NBP LLC for [Class A Common Stock on the books of National Beef], with full power of substitution in the premises.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned.

By:
Name:
Title:

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